Exhibit 99.1

Contacts

Jim Fanucchi

Darrow Associates, Inc.

(408) 404-5400

IR@sigmadesigns.com

Elias Nader

Chief Financial Officer

Sigma Designs, Inc.

IR@sigmadesigns.com

For Immediate Release

Sigma Designs Acquires Technology to Enter Mobile IoT Market

This strategic acquisition expands Sigma’s IoT portfolio and complements its growing smart home business

FREMONT, CA., NOVEMBER 10, 2015 — Sigma Designs®, Inc. (NASDAQ: SIGM), a leading provider of intelligent system-on-chip (SoC) solutions focused on Smart TV platforms and Internet of Things (IoT) today announced it has entered into an agreement to acquire privately held Bretelon, Inc. Under the terms of the agreement, the Company agreed to pay approximately $22M in cash, subject to certain adjustments and customary closing conditions. Upon the completion of the transaction, the former Bretelon operation will be referred to as Sigma’s Mobile IoT Product Line.

Bretelon is comprised of a purely R&D staff of highly qualified engineers focused on developing ASICs and software for mobile IoT applications. These products are designed to provide a highly advantageous and differentiated offering for the emerging mobile IoT market. According to Machina Research (May of 2015), the mobile IoT market is forecasted to reach 7 billion devices by 2025.

“This acquisition adds tremendous potential to Sigma’s future IoT business, enabling us to bring products to market in the fast growing mobile IoT space during calendar year 2016 and begin to ramp a new revenue stream in calendar year 2017,” said Thinh Tran, CEO and President of Sigma Designs. “The acquisition expands our total addressable market, adds a team of highly qualified engineers and complementary intellectual property, and should lead to increased revenue and profits in the future. We believe the IoT business is ripe for expansion and this unique acquisition is indeed very timely.”

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the anticipated benefits of the proposed acquisition of Bretelon by Sigma Designs, the potential impact to Sigma’s business, its IoT strategy and performance of Bretelon’s business following the proposed acquisition of Bretelon, the statement that Bretelon should lead to increased revenue and profits in the long-term for Sigma, the expansion of the IoT market and other statements relating to the potential benefits of the proposed acquisition of Bretelon. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following, the risk that the proposed transaction does not close for any reason, general economic risks; execution risks with acquisitions; the failure to meet closing conditions of the transaction; risks associated with sales not materializing based on a change in circumstances of Bretelon; ability to retain key personnel from the acquisition, unexpected changes in Sigma’s business and the business of Bretelon being acquired, the loss of significant customers, the failure of Bretelon’s technology and target markets to develop as anticipated, unpredictable sales cycles, fluctuations in operating results, failure to develop new and enhanced products in a timely manner, the loss of a key customer or customers, the loss of a key supplier or suppliers, claims of technology infringement, general economic conditions and other risks detailed from time to time in Sigma Designs’ Quarter Report on Form 10-Q for the three months ended August 1, 2015 and other SEC reports, which can be found at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events

About Sigma Designs, Inc.

Sigma Designs, Inc. (NASDAQ: SIGM) is a global integrated semiconductor solutions provider offering intelligent media platforms for use in the home entertainment and home control markets. The Company designs and builds the essential semiconductor technologies that serve as the foundation for the world's leading IPTV set-top boxes, Smart TVs, Internet of Things Devices and Media Connectivity. For more information about Sigma Designs, please visit www.sigmadesigns.com.

Sigma Designs, Secure Media Processor, and the Sigma Designs logo are either registered trademarks or trademarks of Sigma Designs, Inc. and its subsidiaries in the United States and other countries. All other trademarks mentioned herein are believed to be trademarks of their respective owners.

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